As filed with the Securities and Exchange Commission on September 19, 2019
Registration Statement No. 333-208591

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DHX MEDIA LTD.
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5657 Spring Garden Road, Suite 505

Halifax, Nova Scotia, B3J 3R4, Canada

(902) 423-0260

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

C T Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Address, including zip code, and telephone number,

including area code, of agent for service)

DHX MEDIA LTD. PERFORMANCE SHARE UNIT PLAN

(Full title of the plans)

Mark Gosine
DHX Media Ltd.
5657 Spring Garden Road, Suite 505
Halifax, Nova Scotia
B3J 3R4, Canada
(902) 423-0260

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Thomas M. Rose

Troutman Sanders LLP

401 9th Street, NW, Suite 1000

Washington, DC 20004

(757) 687-7715

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-accelerated Filer ☐	Smaller Reporting Company ☐	Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment filed by DHX Media Ltd., a corporation organized under the federal laws of Canada (the “Registrant”), constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-208591) (the “Registration Statement”) which was originally filed by the Registrant with the U.S. Securities and Exchange Commission on December 17, 2015.

The offering of the Registrant’s securities pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unissued at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister any remaining securities registered and unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on September 19, 2019.

DHX MEDIA LTD.

By:	/s/ Doug Lamb
Name:	Doug Lamb
Title:	Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No.1 to the Registration Statement in reliance on Rule 478 of the Securities Act.